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                                                                      EXHIBIT 99
                                                           FOR IMMEDIATE RELEASE


Pam Kassner, Harris Bank, 312/461-6625

                        HARRIS ACQUIRES HOUSEHOLD BANK'S
                       NETWORK OF 54 CHICAGOLAND BRANCHES

     SECOND MAJOR ACQUISITION IN TWO YEARS AND AGGRESSIVE BRANCHING PROGRAM
                   BRING NUMBER OF HARRIS LOCATIONS TO 140 --
              CREATING A COMPREHENSIVE CHICAGOLAND BANKING NETWORK


     Chicago, April 16, 1996 -- Harris Bank announced today it has signed a definitive agreement to purchase 54 branches of Household Bank, f.s.b., a wholly-owned subsidiary of Household International, Inc. Harris Bank is the combined operations of Harris Bankcorp, Inc. and Harris Bankmont, Inc., both wholly-owned U.S. subsidiaries of Bank of Montreal (NYSE:BMO).
     Harris is acquiring 54 Household Bank branches throughout Chicagoland, with $2.9 billion of deposits and $300 million of consumer loans. The purchase price is $277 million; other terms of the agreement were not disclosed. The acquisition is subject to regulatory approvals and is expected to close this summer.
     The branches, which will operate under the Harris name, include 9 city locations, 9 in the south suburbs, 20 in the west suburbs, and 16 in the north and northwest suburbs. The acquisition expands the number of Harris locations to 140 from the 86 opened or under construction today. (See attached fact sheet.)


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HARRIS - 54 BRANCHES/2

     "This acquisition gives us a comprehensive Chicagoland banking network and allows us to reach our goal of tripling the number of Harris locations well ahead of time. It brings us into many new communities, including in the City of Chicago and the south suburbs, and gives us the opportunity to serve thousands of new customers," said Harris Chairman and Chief Executive Officer Alan G. McNally.
     "Household Bank has a superb team of employees and an outstanding network of high quality facilities and locations, many in strong and fast growing markets -- and with minimal overlap with the Harris," McNally continued.
     Harris expects to close only a handful of locations, and plans to transfer affected employees as the bank continues to grow and expand. Harris' expansion plan, announced in 1993, calls for the bank to triple its distribution network, market share and earnings over the decade. Through a judicious balance between "de novo" branch expansion and strategic acquisitions, including Suburban Bancorp which was acquired in 1994, Harris has added close to 100 new locations over the past two years.
     This latest acquisition brings 250,000 new customers to Harris, increasing its customer base to 750,000 and moves the bank much closer to its goal of serving one million Chicagoland customers within the next five years.
     Harris, following a transitional period, will merge the branches of Household Bank into its network of 26 community banks in the city and suburbs. Harris is strongly committed to a community banking approach that relies on local leadership, understanding and decision-making, and local community involvement.

                                   (more)


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HARRIS - 54 BRANCHES/3


     "By expanding the branches of Household Bank into full-service community bank branches, we will bring a broad range of financial services -- deposits, loans, mortgages, trust, investment, cash management and other services -- to meet the needs of consumers and small businesses across Chicagoland," McNally said. "This means additional branch staff will be needed, which will provide substantial career opportunities for both Household Bank and Harris employees.
     "We are proud of our success in integrating new banks and branches into the Harris organization, and we will continue that tradition with Household Bank," McNally said "Our new Harris employees -- with their special knowledge and relationships with their customers and communities -- are very important to the future growth and success of the bank."
     "Harris and Household International share many of the same values -- including an intense commitment to serving customers well and supporting the Chicagoland community," says William F. Aldinger, President and Chief Executive Officer, Household International, Inc. "This is an outstanding opportunity for our Household Bank employees to continue their careers with a growing and expanding banking organization."
     With a comprehensive distribution network now in place, Harris will focus on delivering outstanding service and innovation -- including enhanced electronic banking -- to meet the needs of its growing and diverse customer base across Chicagoland. Harris expects to open four to six new branches a year, to serve low and moderate income communities in the City of Chicago and Cook County, and rapidly growing communities across Chicagoland. (more)


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HARRIS - 54 BRANCHES/4


     "All of us at Harris welcome Household Bank customers and employees to our growing Harris family," McNally said.
     Harris, with $18.7 billion in assets as of March 31, is one of the largest community bank networks in Chicagoland and a nationally recognized provider of personal trust and private banking services. A major midwest corporate bank, Harris provides a broad range of corporate banking services -- lending and advisory services, corporate trust, investment management, cash management, foreign exchange and treasury services -- to corporations and institutions in the midwest and nationwide.

                                     # # #


NOTE TO EDITORS: Harris also issued today a news release on its record first quarter earnings and Harris' parent company, Bank of Montreal, issued a news release today regarding the Harris acquisition of Household Bank's Chicagoland branch network and its role in Bank of Montreal's North American strategy.



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                                   FACT SHEET

                                HARRIS EXPANSION



HARRIS EXPANSION HISTORY
  - 1994. Suburban Bancorp acquisition added 30 locations to Harris' original 42: Total 72
  - 1994 - 1996. New branches opened in Darien, Algonquin, Frankfort Square (opening 4/22),West Roselle, Carol Stream, Mundelien, Orland Park, West Garfield (Chicago), Kenwood (Chicago), and LaGrange adds ten locations:
     Total 82
  - Present. Locations under construction in Loyola/Rogers Park (Chicago), Gurnee, Lake Forest and Oswego: Total 86
  -  Household Bank.  Adds 54 new branches:  Total 140



COMMUNITIES WHERE HOUSEHOLD BANK IS LOCATED

Addison                                Lincolnwood
Arlington Heights                      Lisle
Berwyn                                 Matteson
Bloomingdale                           Midlothian
Broadview                              North Riverside
Buffalo Grove                          Niles
Calumet City                           Northbrook
Carol Stream                           Oakbrook Terrace
Chicago                                Palatine
Chicago Heights                        Park Ridge
Country Club Hills                     Schaumburg
Crete                                  Tinley Park
Elk  Grove Village                     Villa Park
Evergreen Park                         Westchester
Glen Ellyn                             Western Springs
Glendale Heights                       Wheaton
Glenview                               Wheeling
Hoffman Estates                        Wilmette
La Grange                              Wood Dale
Lansing                                Woodridge

















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FACT SHEET/2


COMMUNITIES WHERE HARRIS IS LOCATED


Algonquin                                Lake Forest
Arlington Heights                        Libertyville
Aurora                                   Lily Lake
Barrington                               Marengo
Bartlett                                 Mundelein
Batavia                                  Naperville
Buffalo Grove                            Northbrook
Burr Ridge                               Oakbrook
Carol Stream                             Orland Park
Cary                                     Oswego
Chicago                                  Palatine
Crystal Lake                             Rolling Meadows
Darien                                   Roselle
Elk Grove                                St. Charles
Fox River Grove                          Schaumburg
Frankfort                                South Barrington
Geneva                                   Streamwood
Glencoe                                  Summit
Gurnee                                   Vernon Hills
Hinsdale                                 Westchester
Hoffman Estates                          Wilmette
Huntley                                  Winnetka
La Grange                                Woodstock
Lake Barrington